Exhibit 99.1

Conference Call and Webcast

Today, August 12, 2024 at 11:00 a.m. ET

877-407-4018 or 201-689-8471, conference ID 13747961 or

www.bbgi.com

Replay information provided below

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS SECOND QUARTER REVENUE OF $60.4 MILLION

Second Quarter Digital Revenue Grew 5.7% Year-over-year, and 10.4% on a Same Station Basis

Net Loss Decreased by $10.2 Million and Adjusted EBITDA Grew 11.4% to $8.8 Million

NAPLES, Florida, August 12, 2024 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three-month period ended June 30, 2024. For further information, the Company has posted a presentation to its website regarding the second quarter highlights and accomplishments that management will review on today’s conference call.

In millions, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$60.4	$63.5	$114.8	$121.2
Operating income (loss) [1]	5.4	(4.5)	4.3	(4.1)
Net loss [1]	(0.3)	(10.4)	(0.3)	(14.0)
Net loss per diluted share [1]	$(0.01)	$(0.35)	$(0.01)	$(0.47)
Adjusted EBITDA (non-GAAP)	8.8	7.9	9.6	10.7

1.
Net loss and net loss per diluted share in the six months ended June 30, 2024 include a $6.0 million gain on sale of an investment in Broadcast Music, Inc. Net loss and net loss per diluted share in the three and six months ended June 30, 2023 include a $10.0 million non-cash impairment loss related to the sale of WJBR-FM.
2.
In the second quarter of 2024, we revised the definition of adjusted EBITDA. See “Definitions” below for additional detail. Prior period amounts have been revised to reflect the new definition.

Second Quarter 2024 Highlights

•
Revenue from new customers grew 16.5% year-over-year
•
Generated $586,000 in political revenue
•
Local revenue, including digital packages sold locally, accounted for 72.8% of net revenue
•
Digital revenue grew 5.7% year-over-year, or 10.4% year-over-year on a same station basis, to $13.0 million
•
Digital revenue accounted for 21.5% of net revenue
•
37% of our total audience listens via the company’s digital platforms

Net revenue during the three months ended June 30, 2024 decreased 4.8% to $60.4 million, primarily reflecting a year-over-year decline in audio advertising and other revenue due to Beasley’s Wilmington station and esports divestitures as well as ongoing softness in the commercial advertising business, partially offset by growth in digital and political advertising revenue.

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Beasley Broadcast Group, 8/12/24	page 2

Beasley reported operating income of $5.4 million in the second quarter of 2024, compared to an operating loss of $4.5 million in the second quarter of 2023, reflecting the year-over-year decrease in operating and corporate expenses and non-cash impairment charges. For the comparable three months ended June 30, 2023, the Company recorded a $10 million non-cash impairment loss related to the sale of Beasley’s Wilmington station.

Beasley reported a net loss of approximately $0.3 million, or $0.01 per diluted share, in the three months ended June 30, 2024, compared to a net loss of $10.4 million, or $0.35 per diluted share, in the three months ended June 30, 2023. The year-over-year improvement was due to the factors described above and lower interest expense.

Adjusted EBITDA (a non-GAAP financial measure) was $8.8 million in the second quarter of 2024, compared to $7.9 million in the second quarter of 2023. The year-over-year increase is primarily attributable to lower operating expenses and corporate expenses, adjusting for severance expenses that are excluded from Adjusted EBITDA, partially offset by lower net revenue compared to the prior year period.

Please refer to the “Calculation of Adjusted EBITDA” and “Reconciliation of Net Loss to Adjusted EBITDA” tables at the end of this release.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Beasley’s second quarter results highlight the ongoing progress we are making to position the Company for sustainable, profitable growth. The continued success of our digital transformation strategy led to a 10.4% year-over-year increase in same-station second quarter digital revenue, partially offsetting ongoing challenges related to softness in the audio advertising spot market. Digital revenue accounted for nearly 22% of total second quarter revenue, in-line with our full-year 2024 goal of 20% to 25% of total revenue. On the new business front, our dedicated sales teams are leveraging the audience reach and engagement of our platform to attract new advertisers. We have, and will continue to see the benefit of political revenue through the end of year, and at the same time, we are taking aggressive action to address near-term challenges through expense management initiatives, which drove approximately $2 million in expense savings compared to the prior year. We expect to achieve $10 million in annualized expense savings.

“In summary, we are refocusing our Company on what has traditionally made us great -- our differentiated, premium local brands and multi-platform content offerings. We remain focused on leveraging our scaled leadership position across broadcasting, podcasting and digital audio to increase monetization, while reducing costs and creating new efficiencies to support strong cash flow generation. We are proud of our teams’ steadfast commitment to delivering exceptional content and services to our listeners, advertisers, online users and sports fans, and remain confident that the actions we are taking to transform our company and strengthen our balance sheet are laying the foundation for future growth and success.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, August 12, 2024, at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 877-407-4018 or 201-689-8471, conference ID 13747961 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Monday, August 12, 2024. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

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Beasley Broadcast Group, 8/12/24	page 3

About Beasley Broadcast Group

Beasley Broadcast Group, Inc. (www.bbgi.com) was founded in 1961 by George G. Beasley and owns 57 AM and FM stations in 13 large- and mid-size markets in the United States. Beasley radio stations reach over 30 million unique consumers weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or email@bbgi.com, or Joseph Jaffoni, JCIR, at 212-835-8500 or bbgi@jcir.com.

Definitions

EBITDA is defined as net income (loss) before interest income or expense, income tax expense or benefit, depreciation, and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain, non-operating or other items that we believe are not indicative of the performance of our ongoing operations, such as impairment losses, other income or expense, one-time severance expense, stock-based compensation or equity in earnings of unconsolidated affiliates. See “Reconciliation of Net Loss to Adjusted EBITDA” for additional information.

Adjusted EBITDA can also be calculated as net revenue less operating and corporate expenses. We define operating expenses as cost of services and selling, general and administrative expenses. Corporate expenses include general and administrative expenses and certain other income and expense items not allocated to the operating segments.

Adjusted EBITDA is a measure widely used in the media industry. The Company recognizes that because Adjusted EBITDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that Adjusted EBITDA provides meaningful information to investors because it is an important measure of how effectively we operate our business and assists investors in comparing our operating performance with that of other media companies.

Same station revenue excludes revenue from all divestitures and other operations that were exited in the prior 12 months.

New business revenue is defined as revenue from an advertiser that has not advertised in the prior 13 months before the start of the current quarter.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “intends,” “believes,” “expects,” “seek,” “will,” “should” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•
our ability to comply with the continued listing standards of the Nasdaq Capital Market;
•
risk from social and natural catastrophic events;
•
external economic forces and conditions that could have a material adverse impact on our advertising revenues and results of operations;
•
the ability of our stations to compete effectively in their respective markets for advertising revenues;
•
our ability to develop compelling and differentiated digital content, products and services;

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Beasley Broadcast Group, 8/12/24	page 4

•
audience acceptance of our content, particularly our audio programs;
•
our ability to respond to changes in technology, standards and services that affect the audio industry;
•
our dependence on federally issued licenses subject to extensive federal regulation;
•
actions by the FCC or new legislation affecting the audio industry;
•
increases to royalties we pay to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;
•
our dependence on selected market clusters of stations for a material portion of our net revenue;
•
credit risk on our accounts receivable;
•
the risk that our FCC licenses and/or goodwill could become impaired;
•
our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;
•
the potential effects of hurricanes on our corporate offices and stations;
•
the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;
•
disruptions or security breaches of our information technology infrastructure and information systems;
•
the loss of key personnel;
•
our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;
•
the fact that our Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of our Company; and
•
other economic, business, competitive, and regulatory factors affecting our businesses, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of August 12, 2024, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations, except as required by law.

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Beasley Broadcast Group, 8/12/24	page 5

BEASLEY BROADCAST GROUP, INC.

Condensed Consolidated Statements of Net Loss - Unaudited

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Net revenue	$60,435,657	$63,461,723	$114,816,003	$121,240,843
Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	49,347,793	51,327,562	98,588,791	101,981,217
Corporate expenses (including stock-based compensation)	3,879,771	4,405,031	8,287,603	8,888,126
Depreciation and amortization	1,832,894	2,195,985	3,667,496	4,425,310
Impairment loss	—	10,041,000	—	10,041,000
Total operating expenses	55,060,458	67,969,578	110,543,890	125,335,653
Operating income (loss)	5,375,199	(4,507,855)	4,272,113	(4,094,810)
Non-operating income (expense):
Interest expense	(6,092,829)	(6,724,469)	(11,680,137)	(13,318,321)
Gain on sale of investment	—	—	6,026,776	—
Other income, net	357,260	36,735	627,265	577,250
Loss before income taxes	(360,370)	(11,195,589)	(753,983)	(16,835,881)
Income tax benefit	(75,986)	(821,836)	(486,216)	(2,985,819)
Loss before equity in earnings of unconsolidated affiliates	(284,384)	(10,373,753)	(267,767)	(13,850,062)
Equity in earnings of unconsolidated affiliates, net of tax	8,363	(56,876)	(284)	(117,133)
Net loss	$(276,021)	$(10,430,629)	$(268,051)	$(13,967,195)
Basic and diluted net loss per share	$(0.01)	$(0.35)	$(0.01)	$(0.47)
Basic and diluted common shares outstanding	30,354,222	29,853,144	30,340,012	29,819,638

Selected Balance Sheet Data - Unaudited

(in thousands)

	June 30,	December 31,
	2024	2023
Cash and cash equivalents	$33,294	$26,734
Working capital	38,501	38,351
Total assets	573,168	574,268
Long-term debt, net of unamortized debt issuance costs	264,874	264,203
Stockholders' equity	$149,088	$148,979

Selected Statement of Cash Flows Data – Unaudited

	Six months ended
	June 30,
	2024	2023
Net cash provided by operating activities	$2,555,826	$23,711
Net cash provided by (used in) investing activities	4,041,925	(2,016,185)
Net cash used in financing activities	(37,485)	(2,051,517)
Net increase (decrease) in cash and cash equivalents	$6,560,266	$(4,043,991)

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Beasley Broadcast Group, 8/12/24	page 6

Calculation of Adjusted EBITDA – Unaudited

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Net revenue	$60,435,657	$63,461,723	$114,816,003	$121,240,843
Operating expenses	(49,347,793)	(51,327,562)	(98,588,791)	(101,981,217)
Corporate expenses	(3,879,771)	(4,405,031)	(8,287,603)	(8,888,126)
Severance expenses	1,292,777	—	1,292,777	—
Stock-based compensation expenses	261,691	181,339	415,052	355,607
Adjusted EBITDA	$8,762,561	$7,910,469	$9,647,438	$10,727,107

Reconciliation of Net Loss to Adjusted EBITDA – Unaudited

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss	$(276,021)	$(10,430,629)	$(268,051)	$(13,967,195)
Interest expense	6,092,829	6,724,469	11,680,137	13,318,321
Income tax benefit	(75,986)	(821,836)	(486,216)	(2,985,819)
Depreciation and amortization	1,832,894	2,195,985	3,667,496	4,425,310
EBITDA	7,573,716	(2,332,011)	14,593,366	790,617
Severance expenses	1,292,777	—	1,292,777	—
Stock-based compensation expenses	261,691	181,339	415,052	355,607
Impairment losses	—	10,041,000	—	10,041,000
Gain on sale of investment	—	—	(6,026,776)	—
Other income, net	(357,260)	(36,735)	(627,265)	(577,250)
Equity in earnings of unconsolidated affiliates, net of tax	(8,363)	56,876	284	117,133
Adjusted EBITDA	$8,762,561	$7,910,469	$9,647,438	$10,727,107

Calculation of Same-Station Net Digital Revenue, excluding dispositions – Unaudited

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Net digital revenue	$13,005,577	$12,301,269	$23,957,796	$22,278,054
Dispositions	—	(520,699)	(499)	(976,800)
Same-station net digital revenue	$13,005,577	$11,780,570	$23,957,297	$21,301,254

Reconciliation of Same-Station Net Digital Revenue, excluding dispositions to Net Revenue – Unaudited

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Net revenue	$60,435,657	$63,461,723	$114,816,003	$121,240,843
Net audio revenue	(47,430,080)	(50,448,093)	(90,858,207)	(97,866,059)
Net other revenue	—	(712,361)	—	(1,096,730)
Net digital revenue	13,005,577	12,301,269	23,957,796	22,278,054
Dispositions	—	(520,699)	(499)	(976,800)
Same-station net digital revenue	$13,005,577	$11,780,570	$23,957,297	$21,301,254

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